EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in the Registration Statements (Nos. 333-124403 and 333-114089) on Form S-3 and (Nos. 333-88074, 333-45854, and 333-92379) on Form S-8 of our report dated November 1, 2006, relating to the financial statements of High Voltage Interactive, Inc. as of and for the years ended December 31, 2005 and 2004 appearing in this Amendment No. 1 to Form 8-K of Aptimus, Inc..

/s/ Moss Adams LLP

San Francisco, California
November 1, 2006